Exhibit 99.1

                  SUNPOWER REPORTS SECOND QUARTER 2006 RESULTS

     SAN JOSE, Calif., July 20 /PRNewswire-FirstCall/ -- SunPower Corporation (Nasdaq: SPWR) today announced that revenue for the second quarter ended June 30, 2006 was $54.7 million, up 30% from the prior quarter's revenue of $42.0 million and up 233% from the second quarter 2005 revenue of $16.4 million.

     GAAP net income for the quarter was $5.4 million, or $0.08 diluted earnings per share, compared to last quarter's net income of $0.3 million or $0.00 per share and the second quarter 2005 net loss of $6.3 million.

     On a non-GAAP basis, excluding amortization of intangible assets, stock-based compensation and the related tax effects, second quarter net income was $7.5 million or $0.11 diluted earnings per share, compared to the prior quarter's net income of $2.8 million and the second quarter 2005 net loss of $5.0 million.

     Tom Werner, SunPower's CEO, said, "We had a strong quarter and our operating results were significantly ahead of our announced objectives. Thanks to our successful follow-on stock offering, we are well-positioned to accelerate our growth while extending our technological advantages.

     "SunPower's manufacturing and R&D teams continue to execute, meeting or beating our goals on all fronts," stated Werner. "The investment we made in the first quarter to move to thinner wafers, improving our silicon utilization, paid off in the second quarter. We are now producing cells at under eight grams of polysilicon per watt, which contributed to the sequential quarterly improvement in our non-GAAP gross margin from 17% in the first quarter of 2006 to 24% in the second quarter."(1)

     OTHER SECOND QUARTER HIGHLIGHTS

     o Successfully completed a $198 million follow-on stock offering: In June 2006, to support accelerated growth, SunPower sold 7 million shares of common stock at $29.50 per share before offering expenses.

     o Executed four silicon agreements: Less than two months after the follow-on offering, SunPower executed three silicon supply agreements after previously concluding an extension of the M.Setek agreement. Consistent with SunPower's diversified silicon supply strategy, these agreements vary in terms of start date, duration, supplier and technology. These agreements include:

          a) A supply agreement with DC Chemical Co. Ltd. SunPower will procure approximately $250 million of polysilicon from DC Chemical over a four-year term beginning in 2008. This agreement provides SunPower with polysilicon from DC Chemical's first polysilicon manufacturing facility. DC Chemical is Korea's largest chemical company and has expertise in producing gases which are key raw materials required for manufacturing polysilicon. To support the construction of this facility, SunPower will make prepayments to DC Chemical over the next 12 months that will be credited against its purchase price upon polysilicon delivery.

          b) A supply agreement with the world's leading manufacturer of polysilicon for semiconductor and solar grade silicon. SunPower will procure approximately $70 million of polysilicon from this polysilicon manufacturer over a ten-year term beginning in 2009.

          c) An investment in a private company seeking to develop and commercialize an advanced technology process for polysilicon manufacturing.

          d) An extension and expansion of a supply agreement with M.Setek Co. Ltd. SunPower's three new silicon agreements complement its M.Setek silicon supply agreement. In May 2006, the M.Setek agreement was amended and extended for two years through 2010 and expanded to a value estimated to exceed $500 million over its five-year term. M.Setek is a leading high-quality manufacturer of monocrystalline silicon ingots and wafers for the solar industry.

     o Expanded capacity plans for second solar cell manufacturing plant: In the second quarter SunPower decided to buy land and an existing building to expand its cell manufacturing. The company had previously announced plans to construct a new cell manufacturing facility capable of housing six manufacturing lines. The newly purchased building has space for up to ten additional production lines, providing for a potential facility capacity of more than 300 megawatts, an increase of 100 megawatts from the previously announced planned capacity at SunPower's second cell plant. This building is located near SunPower's first cell manufacturing facility in the Philippines.

          SunPower plans to expand its nameplate manufacturing capacity, as illustrated in the table below, from 108 megawatts at year-end 2006 to at least 372 megawatts at year-end 2008. SunPower's expansion plans provide for nameplate capacity at the end of each year sufficient to achieve at least 80% - 90% of the production volume available in the subsequent year given current silicon supply agreements. SunPower intends to continue to secure additional sources of silicon supply.

   SunPower's Nameplate Capacity Plan Supports a Minimum of 80% to 90% of the
              Subsequent Year's Production Based on Silicon Supply

                                                   2006        2007       2008
                                                 --------    --------   --------
Expected Year-end Nameplate
 Capacity (megawatts)                                 108         207        372
                                                 --------    --------   --------
Production Capacity Supported
 by Current Silicon Procurement (megawatts)            65         110        250
                                                 --------    --------   --------
Cash Required for Silicon in
 Advance of Delivery ($ millions)                $   39.2*   $   48.3   $   18.3
                                                 --------    --------   --------

     *    Third and fourth quarters 2006.

     o Met or exceeded all manufacturing milestones: In addition to meeting its goals for improving silicon utilization, SunPower is on track to begin production on Line 4 by the end of 2006, which will manufacture Gen 2 (second generation) solar cells with a 22% minimum-rated conversion efficiency. In addition, SunPower expects to begin production at its first solar panel plant in the third quarter 2006, also located in the Philippines.

     o    Rapidly expanded SunPower's market penetration around the world:
          SunPower substantially diversified its geographic reach and its customer base in the first two quarters of 2006. The company is now active in major markets around the world, including 13 states in the U.S., Germany, Japan, Korea, Spain, Italy, and Portugal. SunPower has shipped over 1200 systems to North America in the last year. Because SunPower solar panels have the highest-rated power per square meter of any solar panel in the market today, residential, commercial and industrial customers, including power plants, are using SunPower's technology to maximize their solar power output.

     "We expect that our success ramping up production on our first three lines will allow us to achieve sequential quarterly growth with revenues between $60 to $62 million in the third quarter of 2006, expected non-GAAP gross margins of 24% to 25% and diluted non-GAAP net income per of share of $0.13 to $0.15," Werner said.(2) "Our continued success in manufacturing expansion and technology advancement gives us the confidence to increase our 2006 revenue guidance to $225 to $230 million, up from our previous guidance of greater than $220 million, and provide 2007 revenue guidance of greater than $360 million."

     About SunPower

     SunPower Corp. (Nasdaq: SPWR) designs and manufactures high efficiency silicon solar cells and solar panels based on an all-back contact cell design. SunPower's solar cells and panels generate up to 50 percent more power per unit area than conventional solar technologies and have a uniquely attractive, all-black appearance. For more information on SunPower or solar technology, please visit the SunPower website at http://www.sunpowercorp.com. SunPower is a majority owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

     Forward Looking Statements

     Statements herein that are not historical facts and that refer to SunPower's plans and expectations for revenue, gross margin and income for the third quarter and the full year of 2006 and the full year of 2007, the expected value of and expenditures under its supply contracts, the future construction and operation of its manufacturing facilities and the future supply of polysilicon and ingots, are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements are based on our current expectations as of the date of the release, which could change or not materialize as expected. Our actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to business and economic conditions and growth trends in the solar power industry, our ability to obtain adequate supply of polysilicon and silicon ingots to manufacture our products and the price we pay for such material, our ability to ramp new production lines, our ability to realize expected manufacturing efficiencies, production difficulties that could arise and other risks described in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Except as required by law, we assume no obligation to update any such forward-looking statements. We use words such as "believes," "plans" and "expects" and similar expressions to identify forward-looking statements that include, but are not limited to, statements related to future demand for our products, our silicon supply, our expected revenue growth, our production capabilities, the value of and expenditures under our supply contracts, our gross margin, our earnings per share and our production capacity expansion plans.

     To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, stock-based compensation and the related tax effects. Management does not consider these charges in evaluating the core operational activities of the Company. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate the Company's current performance. Most analysts covering SunPower use the non-GAAP measures as well. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

     Fiscal Periods

     The company operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end. For simplicity, the company labels its fiscal quarters as ending on the calendar quarter date.

     NOTE: SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.

     (1) The equivalent GAAP gross margin in the first quarter 2006 was 14% and the second quarter 2006 equivalent GAAP gross margin was 21%.

     (2) The estimated GAAP gross margin for Q306 is 21-22%. The estimated GAAP net income per share in Q306 is $0.08-$0.10.

                              SUNPOWER CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                   (Unaudited)

                                                  June 30,    December 31,
                                                    2006          2005
                                                 ----------   ------------
ASSETS

Cash and cash equivalents                        $  277,493   $    143,592
Short-term investments                               19,900             --
Accounts receivable, net                             34,263         25,498
Inventories                                          21,566         13,147
Prepaid expenses and other assets                    33,319          3,236
Property and equipment, net                         136,435        110,559
Goodwill and other intangible assets, net            19,271         21,622

    Total assets                                 $  542,247   $    317,654

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities         $   36,313   $     21,604
Customer advances                                    42,113         37,400
    Total liabilities                                78,426         59,004

Stockholders' equity                                463,821        258,650

    Total liabilities and stockholders' equity   $  542,247   $    317,654

                             SUNPOWER CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (On a GAAP basis)
                    (In thousands, except per share data)

                                   (Unaudited)

                                                   THREE MONTHS ENDED                SIX MONTHS ENDED
                                           -----------------------------------    ----------------------
                                            June 30,    March 31,     June 30,     June 30,     June 30,
                                              2006         2006         2005         2006         2005
                                           ---------    ---------    ---------    ---------    ---------
Revenue                                    $  54,695    $  41,958    $  16,400    $  96,653    $  27,492
Cost of revenue                               43,248       36,266       17,585       79,514       30,678

Gross margin                                  11,447        5,692       (1,185)      17,139       (3,186)

Operating expenses:
  Research and development                     2,588        1,996        1,360        4,584        3,027
  Selling, general and administrative          4,985        4,381        2,203        9,366        4,003

    Total operating expenses                   7,573        6,377        3,563       13,950        7,030

Operating income (loss)                        3,874         (685)      (4,748)       3,189      (10,216)

Interest and other income (expense), net       1,922          971       (1,588)       2,893       (3,357)

Income (loss) before income tax provision      5,796          286       (6,336)       6,082      (13,573)

Income tax provision                             412           31           --          443           --

Net income (loss)                          $   5,384    $     255    $  (6,336)   $   5,639    $ (13,573)

Net income per share:
  - Basic                                  $    0.08    $    0.00                 $    0.09
  - Diluted                                $    0.08    $    0.00                 $    0.08

Shares used in calculation
 of net income per share:
  - Basic                                     64,040       61,126                    62,583
  - Diluted                                   69,357       66,932                    68,172

Reconciliation of net income (loss) to non-GAAP net income (loss):

Net income (loss)                          $   5,384    $     255    $  (6,336)   $   5,639    $ (13,573)
Reconciling items:
  Stock-based compensation expenses            1,137        1,412          184        2,549          184
  Amortization of intangible assets            1,175        1,175        1,177        2,350        2,353
  Tax Impact                                    (162)          --           --         (162)          --

Non-GAAP net income (loss)                 $   7,534    $   2,842    $  (4,975)   $  10,376    $ (11,036)

Non-GAAP net income per share:
  - Basic                                  $    0.12    $    0.05                 $    0.17
  - Diluted                                $    0.11    $    0.04                 $    0.15

Shares used in calculation of non-GAAP net income per share:
  - Basic                                     64,040       61,126                    62,583
  - Diluted                                   69,357       66,932                    68,172

                             SUNPOWER CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (On a non-GAAP basis)
                    (In thousands, except per share data)

                                   (Unaudited)

                                                   THREE MONTHS ENDED                SIX MONTHS ENDED
                                           -----------------------------------    ----------------------
                                            June 30,    March 31,     June 30,     June 30,     June 30,
                                              2006         2006         2005         2006         2005
                                           ---------    ---------    ---------    ---------    ---------
Revenue                                    $  54,695    $  41,958    $  16,400    $  96,653    $  27,492
Cost of revenue                               41,839       34,897       16,316       76,736       28,233

Gross margin                                  12,856        7,061           84       19,917         (741)

Operating expenses:
  Research and development                     2,324        1,577        1,291        3,901        2,958
  Selling, general
   and administrative                          4,346        3,582        2,180        7,928        3,980

    Total operating expenses                   6,670        5,159        3,471       11,829        6,938

Operating income (loss)                        6,186        1,902       (3,387)       8,088       (7,679)

Interest and other income
 (expense), net                                1,922          971       (1,588)       2,893       (3,357)

Income (loss) before
 income tax provision                          8,108        2,873       (4,975)      10,981      (11,036)

Income tax provision                             574           31           --          605           --

Net income (loss)                          $   7,534    $   2,842    $  (4,975)   $  10,376    $ (11,036)

Non-GAAP net income per share:
  - Basic                                  $    0.12    $    0.05                 $    0.17
  - Diluted                                $    0.11    $    0.04                 $    0.15

Shares used in calculation of non-GAAP net income per share:
  - Basic                                     64,040       61,126                    62,583
  - Diluted                                   69,357       66,932                    68,172

See accompanying reconciliation of GAAP measures to non-GAAP measures.

                             SUNPOWER CORPORATION
            RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
                                 (Unaudited)
                    (In thousands, except per share data)

NET INCOME PER SHARE:
                                                                      SIX
                                                                    MONTHS
                                             THREE MONTHS ENDED      ENDED
                                           ---------------------   ---------
                                            June 30,   March 31,    June 30,
                                              2006        2006        2006
                                           ---------   ---------   ---------
Basic:
GAAP net income per share                  $    0.08   $    0.00   $    0.09
Reconciling items:
  Amortization of intangible assets             0.02        0.02        0.04
  Stock-based compensation expense              0.02        0.03        0.04
Non-GAAP net income per share              $    0.12   $    0.05   $    0.17

Diluted:
GAAP net income per share                  $    0.08   $    0.00   $    0.08
Reconciling items:
  Amortization of intangible assets             0.02        0.02        0.04
  Stock-based compensation expense              0.01        0.02        0.03
Non-GAAP net income per share              $    0.11   $    0.04   $    0.15

STATEMENT OF OPERATIONS DATA:

                                                   THREE MONTHS ENDED                SIX MONTHS ENDED
                                           -----------------------------------    ----------------------
                                            June 30,    March 31,     June 30,     June 30,     June 30,
                                              2006         2006         2005         2006         2005
                                           ---------    ---------    ---------    ---------    ---------
GAAP cost of revenue                       $  43,248    $  36,266    $  17,585    $  79,514    $  30,678
Amortization of intangible assets             (1,175)      (1,175)      (1,177)      (2,350)      (2,353)
Stock-based compensation                        (234)        (194)         (92)        (428)         (92)
Non-GAAP cost of revenue                   $  41,839    $  34,897    $  16,316    $  76,736    $  28,233

GAAP research and development expense      $   2,588    $   1,996    $   1,360    $   4,584    $   3,027
Stock-based compensation                        (264)        (419)         (69)        (683)         (69)
Non-GAAP research
 and development expense                   $   2,324    $   1,577    $   1,291    $   3,901    $   2,958

GAAP selling, general and
 administrative expense                    $   4,985    $   4,381    $   2,203    $   9,366    $   4,003
Stock-based compensation                        (639)        (799)         (23)      (1,438)         (23)
Non-GAAP selling, general and
 administrative expense                    $   4,346    $   3,582    $   2,180    $   7,928    $   3,980

GAAP operating income (loss)               $   3,874    $    (685)   $  (4,748)   $   3,189    $ (10,216)
Amortization of intangible assets              1,175        1,175        1,177        2,350        2,353
Stock-based compensation                       1,137        1,412          184        2,549          184
Non-GAAP operating
 income (loss)                             $   6,186    $   1,902    $  (3,387)   $   8,088    $  (7,679)

GAAP income (loss)
 before income tax provision               $   5,796    $     286    $  (6,336)   $   6,082    $ (13,573)
Amortization of intangible assets              1,175        1,175        1,177        2,350        2,353
Stock-based compensation                       1,137        1,412          184        2,549          184
Non-GAAP income (loss)
 before income tax provision               $   8,108    $   2,873    $  (4,975)   $  10,981   $  (11,036)

GAAP net income (loss)                     $   5,384    $     255    $  (6,336)   $   5,639    $ (13,573)
Amortization of intangible assets              1,175        1,175        1,177        2,350        2,353
Stock-based compensation                       1,137        1,412          184        2,549          184
Tax effect                                      (162)          --           --         (162)          --

Non-GAAP income (loss)                     $   7,534    $   2,842    $  (4,975)   $  10,376    $ (11,036)

SOURCE  SunPower Corporation
    -0-                             07/20/2006
    /CONTACT: Julie Blunden, +1-408-240-5577, or Manny Hernandez, +1-408-240-5574, both of SunPower Corporation/
    /Web site:  http://www.sunpowercorp.com/
    (SPWR CY)